                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               SEPTEMBER 29, 1998
                               ------------------
                Date of Report (Date of earliest event reported)


                         HEARST-ARGYLE TELEVISION, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE               000-27000                       74-271753
         --------               ---------                       ---------
(State of Organization)  (Commission File Number)  (IRS Employer Identification No.)


                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10106
                            ------------------------
        (Address of Registrant's Principal Executive Office) (Zip Code)


                                 (212) 649-2300
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events.
        ------------

     As reported by Hearst-Argyle Television, Inc. (the "Company") on a Current Report on Form 8-K, dated May 26, 1998, the Company agreed to purchase the television and radio business operations of Pulitzer Publishing Company ("Pulitzer") in exchange for shares of the Company's Series A Common Stock, par value $.01 per share (the "Series A Common Stock"), worth $1.15 billion, subject to certain closing adjustments. Pursuant to the Agreement and Plan of Merger dated as of May 25, 1998 (the "Pulitzer Merger Agreement"), by and among the Company, Pulitzer and Pulitzer Inc., a wholly owned subsidiary of Pulitzer ("New Pulitzer"), Pulitzer will contribute all of its publishing assets and the net proceeds of $700 million of new debt into New Pulitzer and distribute shares of capital stock of New Pulitzer to the current stockholders of Pulitzer. As a result Pulitzer, with its remaining broadcast operations, will then be merged with and into the Company in exchange for $1.15 billion of the Company's Series A Common Stock and the assumption of $700 million of new debt (the "Pulitzer Merger"). The Company expects the Pulitzer Merger to close by the end of 1998, subject to shareholder and regulatory approvals and certain other conditions. Currently, Pulitzer's television and radio business operations are held in Pulitzer Broadcasting Company, a wholly owned subsidiary of Pulitzer ("Pulitzer Broadcasting"), and certain subsidiaries of Pulitzer Broadcasting. Attached hereto as Exhibit 99.1 are the consolidated financial statements of Pulitzer Broadcasting and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and as of June 30, 1998 and for the six months ended June 30, 1998 and 1997.

     In addition, as reported by the Company on a Current Report on Form 8-K, dated September 17, 1998, the Company has entered into an agreement to acquire, through a merger transaction, all of the partnership interests in Kelly Broadcasting Co., a California limited partnership ("Kelly Broadcasting"), in exchange for cash consideration in the amount of $520 million, subject to certain closing adjustments (the "Kelly Transaction"). Kelly Broadcasting owns and operates television broadcast station KCRA-TV, Sacramento, California ("KCRA-TV"), and provides programming for television broadcast station KQCA-TV, Sacramento, California, pursuant to a Time Brokerage Agreement with Channel 58, Inc., a California corporation. Pursuant to the Kelly Broadcasting Co. Agreement and Plan of Merger, dated as of August 21, 1998, by and among the Company, Kelly Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), Kelly Broadcasting, J.S. Kelly L.L.C., a Delaware limited liability company, G.G. Kelly L.L.C., a Delaware limited liability company, and Robert E. Kelly, Kelly Broadcasting will be merged with and into Merger Sub, with Merger Sub as the surviving entity. The Company expects the Kelly Transaction to close in early 1999, subject to regulatory approvals and other customary closing conditions.


     Attached hereto as Exhibit 99.2 are the Company's Unaudited Pro Forma Combined Condensed Financial Statements giving effect to the Pulitzer Merger and the Kelly Transaction.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------


     (c) Exhibits.

          23.1      Consent of Deloitte & Touche LLP.

          99.1 Pulitzer Broadcasting Company and Subsidiaries consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and as of June 30, 1998 and for the six months ended June 30, 1998 and 1997.

          99.2 Unaudited Pro Forma Combined Condensed Financial Statements of Hearst-Argyle Television, Inc. (giving effect to the Pulitzer Merger and the Kelly Transaction).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HEARST-ARGYLE TELEVISION, INC.



                              By:   /s/ Dean H. Blythe
                                    -----------------------------------------
                                    Dean H. Blythe
                                    Senior Vice President-
                                    Corporate Development, Secretary
                                    and General Counsel

Date: September 29, 1998

                                 EXHIBIT INDEX

Exhibit No.    Exhibit
----------     -------


23.1           Consent of Deloitte & Touche LLP.

99.1 Pulitzer Broadcasting Company and Subsidiaries consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and as of June 30, 1998 and for the six months ended June 30, 1998 and 1997.

99.2 Unaudited Pro Forma Combined Condensed Financial Statements of Hearst-Argyle Television, Inc. (giving effect to the Pulitzer Merger and the Kelly Transaction).